SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

PIMCO EQUITY SERIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PIMCO EQUITY SERIES

PIMCO Dividend and Income Fund	PIMCO REALPATH® Blend 2035 Fund
PIMCO RAE Emerging Markets Fund	PIMCO REALPATH® Blend 2040 Fund
PIMCO RAE Global ex-US Fund	PIMCO REALPATH® Blend 2045 Fund
PIMCO RAE International Fund	PIMCO REALPATH® Blend 2050 Fund
PIMCO RAE US Fund	PIMCO REALPATH® Blend 2055 Fund
PIMCO RAE US Small Fund	PIMCO REALPATH® Blend 2060 Fund
PIMCO REALPATH® Blend 2025 Fund	PIMCO REALPATH® Blend 2065 Fund
PIMCO REALPATH® Blend 2030 Fund	PIMCO REALPATH® Blend Income Fund

October 28, 2024

Dear Shareholder:

As a shareholder in one or more of the above PIMCO Equity Series (“PES”) funds, you received a proxy communication via email or a proxy statement and a proxy card(s) in the mail in connection with the Special Meeting of Shareholders to be held on December 6, 2024.

Shareholders are being asked to consider and vote regarding a proposal to elect ten Trustees to the Board of Trustees. It is important that you exercise your right to vote. Please take a moment to sign, date, and mail the enclosed proxy card(s) in the pre-paid envelope or follow the instruction below to vote by internet or telephone.

Vote by Phone by calling 1-833-876-4410 to speak with a proxy voting specialist today.

Monday-Friday: 10 a.m. to 11 p.m. ET; Saturday: 12:00 p.m. to 5 p.m. ET.

You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor toll-free at 1-833-876-4410. Please note, a representative may call you in the next few days or weeks to assist you in voting your proxy. Thank you in advance for your support.

Regards,

/s/ Joshua D. Ratner

Joshua D. Ratner

President

PIMCO Equity Series

To receive a free copy of the Proxy Statement, please call the funds’ solicitor toll free at 1-833-876-4410 or go to https://proxyvotinginfo.com/p/OEF2024. The Proxy Statement contains important information about your proposal and therefore you are advised to read it.

PES1